Exhibit (h)(8)

Schedule A

To

EXPENSE LIMITATION AGREEMENT

Dated:	March 30, 2010
Revised:	February 25, 2015

Expense Limited Fund	End of Initial Term
PIMCO Balanced Income Fund	October 31, 2015
PIMCO Dividend and Income Builder Fund	October 31, 2013
PIMCO Emerging Multi-Asset Fund	October 31, 2012
PIMCO EqS® Emerging Markets Fund	October 31, 2012
PIMCO EqS® Long/Short Fund	October 31, 2013
PIMCO EqS Pathfinder Fund®	October 31, 2011
PIMCO Global Dividend Fund	October 31, 2013
PIMCO International Dividend Fund	October 31, 2016
PIMCO RAE Fundamental Emerging Markets Fund	October 31, 2016
PIMCO RAE Fundamental Global ex-US Fund	October 31, 2016
PIMCO RAE Fundamental Global Fund	October 31, 2016
PIMCO RAE Fundamental International Fund	October 31, 2016
PIMCO RAE Fundamental US Fund	October 31, 2016
PIMCO RAE Fundamental US Small Fund	October 31, 2016
PIMCO RealPath™ Blend Income Fund	October 31, 2016
PIMCO RealPath™ Blend 2020 Fund	October 31, 2016
PIMCO RealPath™ Blend 2025 Fund	October 31, 2016
PIMCO RealPath™ Blend 2030 Fund	October 31, 2016
PIMCO RealPath™ Blend 2035 Fund	October 31, 2016
PIMCO RealPath™ Blend 2040 Fund	October 31, 2016
PIMCO RealPath™ Blend 2045 Fund	October 31, 2016
PIMCO RealPath™ Blend 2050 Fund	October 31, 2016
PIMCO RealPath™ Blend 2055 Fund	October 31, 2016
PIMCO U.S. Dividend Fund	October 31, 2016

PIMCO Equity Series		PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Henrik P. Larsen	By:	/s/ Peter G. Strelow
Name: Henrik P. Larsen		Name: Peter G. Strelow
Title: Vice President		Title: Managing Director